                                                                   EXHIBIT 25.1


                                  FORM T-1

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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                             ------------------

                          STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF
                 A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                             ------------------

                    CHECK IF AN APPLICATION TO DETERMINE
                    ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(B)(2) ____

                             ------------------

                   UNITED STATES TRUST COMPANY OF NEW YORK
             (Exact name of trustee as specified in its charter)


        New York                                                13-3818954
(Jurisdiction of incorporation                               (I.R.S. employer
if not a U.S. national bank)                                identification No.)

    114 West 47th Street                                        10036-1532
       New York, NY                                             (Zip Code)
  (Address of principal
    executive offices)

                             ------------------


                            MARINER ENERGY, INC.
             (Exact name of obligor as specified in its charter)


                 Delaware                                       86-0460233
     (State or other jurisdiction of                         (I.R.S. employer
      incorporation or organization)                        identification No.)

         580 WestLake Park Blvd.                                   77079
               Suite 1300                                       (Zip Code)
               Houston, TX
 (Address of principal executive offices)


                             ------------------

                 10 1/2% Senior Subordinated Notes due 2006
                     (Title of the indenture securities)


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                                     - 2 -

                                    GENERAL


1.   GENERAL INFORMATION

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

            Federal Reserve Bank of New York (2nd District), New York, New York
                 (Board of Governors of the Federal Reserve System)
            Federal Deposit Insurance Corporation, Washington, D.C.
            New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

          None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     Mariner Energy, Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.  LIST OF EXHIBITS

     T-1.1       --       Organization Certificate, as amended, issued by the
                          State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration
                          No. 33-97056).

     T-1.2       --       Included in Exhibit T-1.1.

     T-1.3       --       Included in Exhibit T-1.1.





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                                     - 3 -


16.  LIST OF EXHIBITS
     (cont'd)

     T-1.4       --       The By-Laws of United States Trust Company of New
                          York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture
                          Act of 1939, as amended by the Trust Indenture
                          Reform Act of 1990 (Registration No. 33-97056).

     T-1.6       --       The consent of the trustee required by Section 321(b)
                          of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7       --       A copy of the latest report of condition of the
                          trustee pursuant to law or the requirements of its supervising or examining authority.


NOTE

As of September 13, 1996, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                             -------------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 13th day of September, 1996.

UNITED STATES TRUST COMPANY
         OF NEW YORK, Trustee

By: /s/ CHRISTINE C. COLLINS
    -------------------------





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                                                                   EXHIBIT T-1.6

      The consent of the trustee required by Section 321(b) of the Act.

                   United States Trust Company of New York
                            114 West 47th Street
                             New York, NY  10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
         OF NEW YORK



By:      S/Gerard F. Ganey
         Senior Vice President





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                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                 JUNE 30, 1996
                                ($ IN THOUSANDS)

ASSETS
- ------
Cash and Due from Banks                                        $   77,810

Short-Term Investments                                             18,306

Securities, Available for Sale                                    867,513

Loans                                                           1,333,282
Less:  Allowance for Credit Losses                                 12,858
                                                               ----------
     Net Loans                                                  1,320,424
Premises and Equipment                                             57,561
Other Assets                                                      132,888
                                                               ----------
     TOTAL ASSETS                                              $2,474,502
                                                               ==========

LIABILITIES
- -----------
Deposits:
     Non-Interest Bearing                                      $  469,797
     Interest Bearing                                           1,545,026
                                                                ---------
        Total Deposits                                          2,014,823

Short-Term Credit Facilities                                      170,747
Accounts Payable and Accrued Liabilities                          136,595
                                                               ----------
     TOTAL LIABILITIES                                         $2,322,165
                                                               ==========

STOCKHOLDER'S EQUITY
- --------------------
Common Stock                                                       14,995
Capital Surplus                                                    42,394
Retained Earnings                                                  96,902
Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes                             (1,954)
                                                               ----------
TOTAL STOCKHOLDER'S EQUITY                                        152,337
                                                               ----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                      $2,474,502
                                                               ==========


I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.


Richard E. Brinkman, SVP & Controller

September 12, 1996